UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

BUCKEYE VENTURES, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)     Title of each class of securities to which transaction applies:
2)     Aggregate number of securities to which transaction applies:
3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4)     Proposed maximum aggregate value of transaction:
5)     Total fee paid:

☐     Fee paid previously with preliminary materials.
☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)     Amount Previously Paid:
2)     Form, Schedule or Registration Statement No.:
3)     Filing Party: Buckeye Ventures, Inc.
4)     Date Filed: 02-02-2007

INFORMATION STATEMENT
OF
BUCKEYE VENTURES, INC.
4455 LAMONT STREET, SUITE 3
SAN DIEGO, CALIFORNIA 92109
TELEPHONE (858) 272-6600

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about March __, 2007 to the holders of record of the common stock of Buckeye Ventures, Inc. (the "Company") as of the close of business on March __, 2007 (the "Record Date").

The Company’s Board of Directors has approved, and shareholders owning 74,267,490 or 75.3% % of the shares of the Company’s common stock outstanding and 796,869 or 79.84% of the shares of the Company's preferred stock outstanding as of March __, 2007, have consented in writing to the action authorizing the increase in the authorized shares of common stock from 100,000,000 shares to 150,000,000 shares and the authorized shares of preferred stock from 1 million shares to 3,000,000 shares as described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and preferred stock and are sufficient pursuant to the provisions of the Michigan Business Corporation Act and the Company’s By-Laws to approve the action. Accordingly, the action will not be submitted to the other shareholders of the Company for a vote, and this Information Statement is being furnished to shareholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, and the provisions of the Michigan Business Corporation Act. The increase in the number of authorized shares of common stock is necessary in order for the Company to have sufficient shares of common stock underlying conversion of convertible notes issued in connection with its September 28, 2006 acquisition of Energy King, Inc., a Sacramento, CA based provider of heating, ventilation and air conditioning equipment and services to the residential market. See the discussion under "Authorization or Issuance of Securities Other Than for Exchange" and "Mergers, Consolidations, Acquisitions and Similar Matters" regarding the Energy King acquisition.

AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE
ACTION BY BOARD OF DIRECTORS AND CONSENTING SHAREHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

BUCKEYE VENTURES, INC.
4455 LAMONT STREET, SUITE 3
SAN DIEGO, CALIFORNIA 92109
TELEPHONE (858) 272-6600
Attn: Alan Mintz, CEO

INFORMATION ON CONSENTING SHAREHOLDERS

Pursuant to the Company’s Bylaws and the provisions of the Michigan Business Corporation Act, a vote by the holders of at least a majority of the Company’s outstanding Common Stock and preferred stock is required to effect the actions described herein. the Company’s Articles of Incorporation does not authorize cumulative voting. As of the Record Date, the Company had 98,548,618 shares of Common Stock and 998,086 shares of preferred stock issued and outstanding, of which a majority of shares of Common Stock and   preferred stock are required to approve an amendment to the Company's Articles of Incorporation. The consenting shareholders are the record and beneficial owners of 74,267,490 shares of the Company’s Common Stock and 796,869 shares of the Company's preferred stock, as of March __, 2007, which represents 75.3% of the outstanding shares of the Company's Common Stock and 79.8% of the outstanding shares of the Company’s preferred stock, respectively. Pursuant to the provisions of the Michigan Business Corporation Act, the consenting shareholders voted in favor of the actions described herein in a current joint written consent, dated January 2, 2007, attached hereto as Exhibit A. No consideration was paid for the consent. The consenting stockholders'  names, affiliations with the Company, and their beneficial holdings are as follows:

Name	Affiliation	Shares of Common Stock Beneficially Held	Percentage	Shares of Preferred Stock Beneficially Held	Percentage
Alan J. Mintz	CEO	32,231,054	32.7%	398,435	39.9%
Larry Weinstein	Secretary and Director	32.231,052	32.7%	398,434	39.9%
Paul D. Hancock	Vice Chairman	9,805,384	9.9%	-0-	0.00%
Total		74,267,490	75.3%	796,869	79.8%

AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

The Company and Summary of the Transaction

The Company was formed in July 2005 for the purpose of becoming a consolidator of independent local and regional providers of residential heating, ventilating, air conditioning and plumbing ("HVAC/Plumbing") services and replacement equipment through the United States through strategic acquisitions of privately-owned HVAC/Plumbing providers.

As part of the Company's business plan to acquire HVAC/Plumbing service providers, on September 28, 2006, the Company acquired Energy King, Inc. ("Energy King"), based in Sacramento, CA, as a wholly-owned subsidiary. Energy King was incorporated under the laws of the State of California, as I.T.E.S. Service Corporation on February 2, 1988. In March 2006 Alan Mintz, our CEO, first contacted Alan Hardwick, the owner of Energy King,   to inquire whether Energy King  might be interested in being acquired by the Company. Mr. Hardwick responded that he had been one of the founders of Service Experts, a public company that was engaged in the business of consolidating HVAC/Plumbing service providers in the 1990s and believed in the consolidation concept and in Buckeye's business model. The reasons that the Company determined to proceed with the acquisition of Energy King was because our belief that Sacramento, CA was a desirable market for our expansion, the extensive experience of Mr. Hardwick in the HVAC service industry, the reputation of Energy King in its market and our belief in the growth potential of Energy King resulting from their affiliation with our public company. Prior to March 2006 when Alan Mintz met Alan Hardwick, the Company had no contacts, transactions or negotiations with Energy King. Further, while the Company conducted its own due diligence regarding Energy King utilizing the many years of experience of Alan Mintz in the HVAC/Plumbing industry, principally involving the consolidation of service providers by public companies, the Company did not receive any reports, opinions or appraisals from third parties with respect to Energy King or the acquisition transaction.

The total consideration for the acquisition of Energy King was $4,255,624, including $3,900,000 in promissory notes, secured by the shares of Energy King common stock, the sum of $100,409 which the Company. agreed to pay on behalf of Energy King in settlement of an obligation to the State of California, and the guarantee of payment of an Energy King note payable to a third party in the amount of $255,215. The purchase price is subject to an adjustment reduction (not to exceed $2,000,000) equal to 5 times the EBIT (income before interest income, extraordinary gains, gains from the sale of assets other than inventory sold in the ordinary course of business, interest expense, and income taxes), deficit (amount less than the $700,000 EBIT target) for the year ended December 31, 2007, or if elected by the Energy King stockholders’ representative, for the year ended December 31, 2008.

The following is a summary of the terms of the promissory notes, both of which bear interest at the rate of 5% per annum: (i) a promissory note  in the amount of $2,925,000 payable to Varin Larson and Deanna Larson, former principal shareholders of Energy King,  $1,500,000 of which is convertible into shares of the Company's common stock through  the maturity date of September 30, 2008, subject to an extension of the maturity date until September 30, 2009 with the consent of the Larsons; and (ii) a promissory note in the amount of $975,000 payable to Alan Hardwick, the other former principal shareholder of Energy King, $500,000 of which is also convertible into shares of the Company's common stock   before the September 30, 2008 maturity date, also subject to an extension until September 30, 2009 with the consent of Hardwick.

Both notes provided that if conversion was prior to December 31, 2006, the conversion price would be at $0.20 per share, which would result in the issuance of 10,000,000 shares if the entire convertible portion of the notes was converted. Prior to December 31, 2006, the Company was informed by Alan Hardwick that he wished to convert the $500,000 portion on his convertible note into 2,500,000 shares at the price of $0.20 per share and the Larsons informed the Company that they wished to convert $100,000 of their $1,500,000 convertible note into 500,000 shares at the same price of $0.20 per share. The Company agreed to extend the December 31, 2006 conversion date until the Company files the Definitive Schedule 14C and the Articles of Amendment to the Articles of Incorporation to increase the authorized shares of capital stock becomes effective. If the Larsons elect to convert the remaining $1,400,000 portion of their convertible note prior to December 31, 2007, the conversion price is $0.25 per share, which would result in the issuance of 5,600,000 shares if the remaining $1,400,000 convertible portion of the Larson notes is converted. If the conversion is after December 31, 2007, the conversion price is $0.35, which would result in the issuance of 4,000,000 if the remaining $1,400,000 convertible portion of the Larson notes is converted. The interest on the conversion portion of the notes is accrued and payable at any time up to the maturity date and may be paid, at the Company’s option, in shares of the Company’s common stock. The interest on the non-convertible portion of the notes is payable monthly. Both notes may be prepaid by the Company in whole or in part at anytime without penalty.

The acquisition of Energy King was treated as a purchase under SFAS No. 141 on Business Combinations. Goodwill of $3,999,674 (excess of the $3,900,000 purchase price over the identifiable net assets of Energy King) was recorded in September 2006. Under generally accepted accounting principles, this excess is termed goodwill and is recognized as an asset at the time the business is acquired. SFAS No. 142, “Goodwill and Other Intangible Assets” requires companies to assess goodwill asset amounts for impairment each year, and more frequently if circumstances suggest an impairment may have occurred. There are no material federal income tax consequences resulting from the acquisition of Energy King. Energy King has a $648,081 net operating loss carryover for federal tax reporting purposes which will be available to offset potential future earnings within the Internal Revenue Code guidelines.

The Company at December 31, 2006, had 100,000,000 shares of common stock and 1,000,000 shares of preferred stock authorized by its Articles of Incorporation. The Company has 98,548,618 shares of common stock and 998,086 shares of preferred stock issued and outstanding. As a result, the Company by the action of its Board of Directors acting with the joint consent of shareholders owning 74,267,490 or 75.3% % of the shares of the Company’s common stock outstanding and 796,869 or 79.84 % of the shares of the Company's preferred stock outstanding have authorized and approved the filing of Articles of Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares and increase the number of authorized shares of preferred stock from 1,000,000 shares to 3,000,000 shares. Upon the effective date of the amendment to the Company's Articles of Incorporation, the Company has agreed to reserve up to 8,000,000 shares of common stock in the event that the holders of above referenced promissory notes issued in connection with the Energy King transaction elect to convert the notes. Neither the acquisition of Energy King nor any other current or contemplated transaction or agreement to which the Company is a party provides for or contemplates the issuance of any shares of preferred stock.

See the disclosure below under "Mergers, Consolidations, Acquisitions and Similar Matters" regarding  Energy King's business and operations. Also see the financial statement disclosure immediately following this sentence.

Financial Statements and other Information

ENERGY KING, INC.

Index to Financial Statements

Page
Report of Independent Registered Public Accounting Firm	__

Financial Statements:

Balance Sheets as of September 30, 2006 (Unaudited),
June 30, 2006 and June 30, 2005	__

Statements of Operations for the three months ended
September 30, 2006 and 2005 (Unaudited) and for the
years ended June 30, 2006 and 2005	__

Statements of Changes in Stockholders’ Equity for the
years ended June 30, 2005 and 2006 and for the three
months ended September 30, 2006 (Unaudited)	__

Statements of Cash Flows for the three months ended
September 30, 2006 and 2005 (Unaudited) and for the
years ended June 30, 2006 and 2005	__

Notes to Financial Statements	__

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Energy King, Inc.

I have audited the accompanying balance sheets of Energy King, Inc. (the “Company”) as of June 30, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy King, Inc. as of June 30, 2006 and 2005 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Michael T. Studer CPA P.C.

Freeport, New York

ENERGY KING, INC.
Balance Sheets
	September 30,	June 30,
	2006	2006	2005
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$82,754	$28,271	$54,725
Accounts receivable, net of allowance
for doubtful accounts of $25,000,
$20,000, and $0, respectively	220,459	285,595	337,514
Receivables from related parties	34,181	11,085	-
Other receivables	2,924	12,079	2,137
Inventory	82,592	110,600	44,389
Prepaid expenses	82,977	74,279	53,487
Deferred income taxes	27,154	30,775	49,031

Total current assets	533,041	552,684	541,283

Property and equipment, net	78,490	81,243	38,625

Other assets:
Intangible assets, net	83,661	85,110	-
Deferred income taxes	197,324	163,350	158,974
Deposits	20,926	20,926	20,527

Total other assets	301,911	269,386	179,501

Total assets	$913,442	$903,313	$759,409

Liabilities and Stockholders' Equity (Deficiency)
Current liabilities:
Current portion of notes payable	$309,922	$42,010	$21,651
Note payable to related party	-	24,601	33,560
Accounts payable	497,726	537,079	469,949
Accrued expenses payable	109,342	114,419	59,488
Customer deposits and deferred revenue	12,875	8,819	20,428

Total current liabilities	929,865	726,928	605,076

Notes payable, net of current portion	96,594	266,903	263,471
Note payable to related party, net of current portion	24,145	-	-

Total liabilities	1,050,604	993,831	868,547

Stockholders' equity (deficiency):
Common stock, no par value; authorized 10,000 shares,
issued and outstanding 1,000 shares	743,758	743,758	743,758
Deficit	(880,920)	(834,276)	(852,896)

Total stockholders' equity (deficiency)	(137,162)	(90,518)	(109,138)

Total liabilities and stockholders' equity (deficiency)	$913,442	$903,313	$759,409

See notes to financial statements.

ENERGY KING, INC.

Statements of Operation

	Three Months Ended
	September 30,		Year Ended June 30,
	2006	2005	2006	2005
	(Unaudited)

Net sales and service revenues	$1,445,963	$1,663,637	$5,945,333	$4,874,343

Cost of sales and service revenues	696,863	824,395	2,906,413	2,342,016

Gross profit	749,100	839,242	3,038,920	2,532,327

Selling, general and administrative
expenses	819,335	666,750	2,981,518	2,374,047

Income (loss) from operations	(70,235)	172,492	57,402	158,280

Interest income	-	-	899	2,579
Interest expense	(5,962)	(5,843)	(25,001)	(17,518)

Income (loss) before income taxes	(76,197)	166,649	33,300	143,341

Income taxes (benefit)	(29,553)	67,183	14,680	(207,205)

Net income (loss)	$(46,644)	$99,466	$18,620	$350,546

Net income (loss) per share -
basic and diluted	$(46.64)	$99.47	$18.62	$350.55

Weighted average number of shares
outstanding - basic and diluted	1,000	1,000	1,000	1,000

See notes to financial statements.

ENERGY KING, INC.
Statements of Changes in Stockholders' Equity (Deficiency)

				Total
	Common Stock,			Stockholders'
	no par value			Equity
	Shares	Amount	Deficit	(Deficiency)

Balances, June 30, 2004	1,000	$743,758	$(1,203,442)	$(459,684)

Net income	-	-	350,546	350,546

Balances, June 30, 2005	1,000	743,758	(852,896)	(109,138)

Net income	-	-	18,620	18,620

Balances, June 30, 2006	1,000	743,758	(834,276)	(90,518)

Net loss (unaudited)	-	-	(46,644)	(46,644)

Balances, September 30, 2006
(unaudited)	1,000	$743,758	$(880,920)	$(137,162)

See notes to financial statements.

ENERGY KING, INC.
Statements of Cash Flows

	Three Months Ended
	September 30,		Year Ended June 30,
	2006	2005	2006	2005
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(46,644)	$99,466	$18,620	$350,546
Adjustments to reconcile net income
(loss) to net cash provided by
(used in) operating activities:
Depreciation and amortization	8,019	3,465	24,004	12,226
Loss (gain) on sales of property
and equipment	-	447	(4,804)	6,751
Deferred income taxes	(30,353)	66,383	13,880	(208,005)
Settlement expense liability to State
of California agreed to be paid
by Buckeye Ventures, Inc.	100,409	-	-	-
Changes in operating assets and liabilities:
Accounts receivable, net	65,136	(51,684)	51,919	(100,926)
Other receivables	9,155	375	(9,942)	-
Inventory	28,008	(9,289)	(66,211)	(7,587)
Prepaid expenses and deposits	(8,698)	(14,033)	(21,191)	(56,325)
Accounts payable	(39,353)	(63,252)	67,130	122,927
Accrued expenses payable	(5,077)	22,710	54,931	(30,415)
Customer deposits and deferred revenue	4,056	7,294	(11,609)	4,757

Net cash provided by (used in)
operating activities	84,658	61,882	116,727	93,949

Cash flows from investing activities:
Purchases of property and equipment	(3,817)	(6,930)	(56,912)	(24,663)
Proceeds from sales of property and
equipment	-	6,000	15,587	-
Intangible assets additions	-	-	(86,981)	-
Additions to receivables from related parties	(23,096)	-	(11,085)	-

Net cash provided by (used in)
investing activities	(26,913)	(930)	(139,391)	(24,663)

ENERGY KING, INC.
Statements of Cash Flows

	Three Months Ended
	September 30,		Year Ended June 30,
	2006	2005	2006	2005
	(Unaudited)
Cash flows from financing activities:
Proceeds from notes payable	$-	$-	$40,000	$-
Repayment of notes payable	(2,806)	(7,241)	(34,831)	(19,672)
Repayment of note payable to
related party	(456)	-	(8,959)	-

Net cash provided by (used in)
financing activities	(3,262)	(7,241)	(3,790)	(19,672)

Increase (decrease) in cash and
cash equivalents	54,483	53,711	(26,454)	49,614

Cash and cash equivalents,
beginning of period	28,271	54,725	54,725	5,111

Cash and cash equivalents,
end of period	$82,754	$108,436	$28,271	$54,725

Supplemental disclosures of cash flow information:

Interest paid	$2,532	$5,843	$21,992	$29,802

Income taxes paid	$800	$-	$800	$3,089

Schedule of non-cash investing and financing activities:

Acquisition of property and
equipment for notes payable	$-	$-	$18,622	$-

See notes to financial statements.

ENERGY KING, INC.

Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Energy King, Inc. (the “Company”) was incorporated in California under the name I.T.E.S. Service Corporation on February 2, 1988. The Company sells, installs and repairs heating, ventilation, and air conditioning  systems in the Sacramento California area. On September 28, 2006, the Company was acquired by Buckeye Ventures, Inc. (see note 2).

Interim Financial Information

The interim financial statements included herein as of September 30, 2006 and for the three months ended September 30, 2006 and 2005 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the interim financial information.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, net, other receivables, notes payable, note payable to related party, accounts payable, and accrued expenses payable. The fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments or based upon currently available interest rates of similar instruments available with similar maturities.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with an original maturity of three months or less to be cash equivalents.

ENERGY KING, INC.

Notes to Financial Statements

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment, Net

Property and equipment are stated at cost. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line and declining balance methods over the estimated useful lives of the assets.

Intangible Assets, Net

Intangible assets, consisting of the costs associated with changing the name of the Company and promoting the new name of the Company, are being amortized over their expected useful economic life of 15 years using the straight-line method.

Long-Lived Assets

Property and equipment and other long-lived assets, including amortizable intangible assets, are evaluated for impairment whenever events or conditions indicate that the carrying value of an asset may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets.

Revenue Recognition

The Company recognizes revenue when risk of loss and title to the product is transferred to the customer, which occurs at installation. Payments received for uninstalled products are deferred until installation is complete.

Advertising

Advertising costs are charged to expense as incurred. For the three months ended September 30, 2006 and 2005 and for the years ended June 30, 2006 and 2005, advertising expense was $178,081 (unaudited), $117,684 (unaudited), $766,532, and $524,409, respectively.

Income Taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net Income (Loss) per Share

Basic and diluted net income (loss) per share has been calculated based upon the weighted average number of common shares outstanding. The Company has no common stock equivalents (such as stock options and convertible debt) outstanding.

NOTE 2 - ACQUISITION OF THE COMPANY

On September 28, 2006, Buckeye Ventures, Inc. acquired Energy King, Inc. for $4,255,624, including $3,900,000 in promissory notes, secured solely by the shares of Energy King common stock, $100,409 which Buckeye Ventures, Inc. agreed to pay on behalf of Energy King in settlement of an obligation of Energy King to the State of California, and the guarantee of payment of an Energy King note payable to a third party in the amount of $255,215. The purchase price is subject to a Purchase Price Adjustment Amount reduction (not to exceed $2,000,000) equal to 5 times the EBIT (income before interest income, extraordinary gains, gains from the sale of assets other than inventory sold in the ordinary course of business, interest expense, and income taxes) Deficit (amount less than the $700,000 EBIT Target) for the year ended December 31, 2007 (the First Measurement Period), or if elected by the Energy King Stockholders’ Representative, for the year ended December 31, 2008 (the Second Measurement Period).

The following is a summary of the terms of the promissory notes, both of which bear interest at the rate of 5% per annum: (i) a promissory note  in the amount of $2,925,000 payable to Varin Larson and Deanna Larson, former principal shareholders of Energy King,  $1,500,000 of which is convertible into shares of the Company's common stock through  the maturity date of September 30, 2008, subject to an extension of the maturity date until September 30, 2009 with the consent of the Larsons; and (ii) a promissory note in the amount of $975,000 payable to Alan Hardwick, the other former principal shareholder of Energy King,   $500,000 of which is also convertible into shares of the Company's common stock   before the September 30, 2008 maturity date, also subject to an extension until September 30, 2009 with the consent of Hardwick.

Both notes provide that if conversion is prior to December 31, 2007, the conversion price is $0.25 per share, which would result in the issuance of 8,000,000 shares if the entire convertible portion of the notes is converted, and if the conversion is after December 31, 2007, the conversion price is $0.35, which would result in the issuance of 5,714,286 if the entire convertible portion of the notes is converted. The interest on the conversion portion of the notes is accrued and payable at any time up to the maturity date and may be paid, at the Company’s option, in shares of the Company’s common stock. Both notes may be prepaid by the Company in whole or in part at anytime without penalty. The note holders have been indemnified by the Company against any actions taken by the Company which would otherwise reduce the initial $0.25 per share conversion price, adjusted for any repayments up to that action.

NOTE 3 - RECEIVABLES FROM RELATED PARTIES

Receivables from related parties consist of:

	September 30,	June 30,
	2006	2006	2005
	(Unaudited)
Receivable from president and former
25% stockholder, non-interest bearing,
due on demand	$14,048	$5,000	$-
Receivable from vice president and former
75% stockholder, non-interest bearing,
due on demand	14,048	-	-
Receivable from limited liability company
controlled by president and vice president,
non-interest bearing, due November 1, 2006	6,085	6,085	-

Total	$34,181	$11,085	$-

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of:

	September 30,	June 30,
	2006	2006	2005
	(Unaudited)
Autos and trucks	$109,864	$109,864	$78,717
Machinery and equipment	104,440	100,623	80,657
Furniture and fixtures	7,713	7,713	7,713
Leasehold improvements	1,500	1,500	1,500

Total	223,517	219,700	168,587

Less accumulated depreciation	(145,027)	(138,457)	(129,962)

Property and equipment, net	$78,490	$81,243	$38,625

NOTE 5 - INTANGIBLE ASSETS, NET

Intangible assets, net consist of:

	September 30,	June 30,
	2006	2006	2005
	(Unaudited)
Costs associated with changing the
name of the Company and promoting
the new name of the Company	$86,981	$86,981	$-
Less accumulated amortization	(3,320)	(1,871)	-

Intangible assets, net	$83,661	$85,110	$-

For the three months ended September 30, 2006 and 2005 and for the years ended June 30, 2006 and 2005, amortization expense relating to the intangible assets was $1,449 (unaudited), $0 (unaudited), $1,871, and $0, respectively. Estimated amortization expense for each of the Company’s five succeeding fiscal years ending June 30, 2007, 2008, 2009, 2010, and 2011 is $5,799, $5,799, $5,799, $5,799, and $5,799, respectively.

NOTE 6 - NOTES PAYABLE

Notes payable consist of:

	September 30,	June 30,
	2006	2006	2005
	(Unaudited)
Payable to Pedersen Family Trust, interest at
5.00%, payable in monthly installments of
principal and interest of $3,639 to
September 28, 2006; modified
September 28, 2006 to be payable in
monthly installments of principal and
interest of $50,000 until paid in full	$255,215	255,215	$285,122
Payable to State of California, interest at 0%,
payable in 5 installments through
December 21, 2008	100,409	-	-
Payable to Tri-Counties Bank, interest at
9.05%, payable in monthly installments
of principal and interest of $831 to
January 19, 2011, secured by accounts
receivable, inventory, and equipment	35,354	$37,023	-
Payable to River City Bank, interest at
4.79%, payable in monthly installments of
principal and interest of $350 to
November 5, 2010, secured by vehicle	15,538	16,675	-

Total	406,516	308,913	285,122

Less current portion of notes payable	309,922	42,010	21,651

Notes payable, net of current portion	$96,594	$266,903	$263,471

On September 28, 2006, in connection with the acquisition of the Company, the Company, the Pedersen Family Trust, and BEYV executed a letter agreement. Under the agreement, the repayment terms of the note payable to the Pedersen Family Trust were accelerated and BEYV guaranteed payment of the note under such terms.

The liability to the State of California arose from a settlement dated September 21, 2006 between the Company and the State of California relating to alleged violations of the California Health and Safety Code. Under the agreement, the Company is required to pay $44,419 investigation costs ($22,210 within 3 months and $22,209 within 9 months) and $55,990 civil penalties ($18,664 within 15 months, $18,663 within 21 months, and $18,663 within 27 months), or a total of $100,409. On September 28, 2006, pursuant to BEYV’s acquisition of the Company, BEYV agreed to pay this liability. For financial statement purposes, the Company included the $100,409 in selling, general and administrative expenses in the statement of operations for the three months ended September 30, 2006.

As of June 30, 2006, future principal repayments on notes payable were due as follows:

Year ending June 30,
2007	$42,010
2008	44,453
2009	47,049
2010	49,808
2011	45,592
Thereafter	80,001

Total	$308,913

NOTE 7 - NOTE PAYABLE TO RELATED PARTY

The note payable to related party is due to the vice president and former 75% stockholder of the Company, bears interest at 5%, and was due on demand to August 31, 2006, when the note payable (and accrued interest) was modified to be repaid on September 30, 2008.

NOTE 8 - ACCRUED EXPENSES PAYABLE

Accrued expenses payable consist of:

	September 30,	June 30,
	2006	2006	2005
	(Unaudited)

Salaries and payroll taxes	$46,287	$56,004	$45,556
Warranty reserve	30,000	26,183	-
Insurance	17,372	19,979	4,688
Interest	15,683	12,253	9,244

Total	$109,342	$114,419	$59,488

NOTE 9 - INCOME TAXES (BENEFIT)

Income taxes (benefit) consist of:

	Three Months Ended
	September 30,		Year Ended June 30,
	2006	2005	2006	2005
	(Unaudited)

Current:
Federal	$-	$-	$-	$-
State	800	800	800	800

Total current	800	800	800	800

Deferred	(30,353)	66,383	13,880	(208,005)

Total	$(29,553)	$67,183	$14,680	$(207,205)

The provision for income taxes (benefit) differ from the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes. The sources and tax effects of the difference are as follows:

	Three Months Ended
	September 30,		Year Ended June 30,
	2006	2005	2006	2005
	(Unaudited)
Expected tax at 35%	$(26,669)	$58,327	$11,655	$50,169
State income taxes, net	(4,378)	9,576	1,913	8,236
Nondeductible expenses	-	-	1,020	46
Valuation allowance	-	-	-	(265,656)
Other	1,494	(720)	92	-

Provision for income taxes (benefit)

Deferred income tax assets consist of:

	September 30,	June 30,
	2006	2006	2005
	(Unaudited)
Net operating loss carryforwards	$197,324	$170,847	$204,323
Allowance for doubtful accounts	9,959	7,967	-
Warranty reserves	11,950	10,430	-
Accrued interest to related party	5,245	4,881	3,682

Total	224,478	194,125	208,005

Less current portion of deferred
income taxes	27,154	30,775	49,031

Deferred income taxes -
non-current portion	$197,324	$163,350	$158,974

As of June 30, 2006, the Company had net operating loss carryforwards available to offset future taxable income. The federal net operating loss carryforwards totaling $648,111 expire $195,719 in 2018, $131,089 in 2020, $61,625 in 2022, $255,467 in 2023, and $4,211 in 2024. The California net operating loss carryforwards totaling $158,354 all expire in 2014.

NOTE 10 - RETIREMENT PLANS

The Company provides a qualified deferred arrangement 401(k) plan whereby employees may contribute up to 25% of gross compensation to the plan. The Company matches employee contributions up to 4% of the employees’ wages. The plan also allows the Company to make optional non-elective contributions into the plan for those employees that have worked over 500 hours and are employed at the end of the plan year. For the three months ended September 30, 2006 and 2005 and for the years ended June 30, 2006 and 2005, Company contributions to the plan (which are expensed when incurred) were $9,834 (unaudited), $9,037 (unaudited), $33,661, and $18,107, respectively.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating leases - The Company leases its facilities, service vehicles, and office equipment under operating lease agreements. For the three months ended September 30, 2006 and 2005 and for the years ended June 30, 2006 and 2005, rent expense was $28,053 (unaudited), $24,021 (unaudited), $95,620, and $55,359, respectively. As of June 30, 2006, future minimum lease payments under noncancellable operating leases that have remaining noncancellable lease terms in excess of one year were as follows:

Year ending June 30,
2007	$57,798
2008	55,909
2009	42,651
2010	15,018

Total	$171,376

Employment agreements - On September 28, 2006, the Company executed employment agreements with its president and former 25% stockholder and with its vice president and former 75% stockholder. The agreements both expire August 31, 2008 and provide for annual salaries of $165,000 each. During the periods of employment and three years thereafter, the officers have agreed not to engage in certain activities which may be harmful to the Company.

NOTE 12 - SUBSEQUENT EVENTS

During the three months ended December 31, 2006, BEYV paid a total of $125,000 to the Pedersen Family Trust in partial payment of the Energy King note payable and accrued interest (see note 6). For financial statement purposes, the Company will treat such payments as capital contributions to the Company.

Effective January 2, 2007, the Company purchased certain assets of Barnett’s Heating and Air for $450,000 in cash and common stock.

BUCKEYE VENTURES, INC. AND SUBSIDIARIES

Index to Pro Forma Financial Statements

Page

Pro Forma Combined Statements of Operations (Unaudited):
For the period June 24, 2005 to December 31, 2005	PF-2
For the nine months ended September 30, 2006	PF-3

Notes to Pro Forma Combined Statements of Operations
(Unaudited)	PF-4

BUCKEYE VENTURES, INC. AND SUBSIDIARIES
Pro Forma Combined Statements of Operations
For the Period June 24, 2005 (Inception) to December 31, 2005
(Unaudited)

	Buckeye
	Ventures, Inc.	Energy		Pro Forma	Pro Forma
	and Subsidiary	King, Inc.		Adjustments	Combined

Net sales	$2,064,197	$3,270,907		$-	$5,335,104

Cost of sales	1,328,906	1,595,051		-	2,923,957

Gross profit	735,291	1,675,856		-	2,411,147

Selling, general and administrative expenses	1,022,799	1,442,889		-	2,465,688

Income (loss) from operations	(287,508)	232,967		-	(54,541)

Interest income	-	899		-	899

Interest expense	(13,508)	(11,804	) (a)	(102,041)	(127,353)

Income (loss) before income taxes	(301,016)	222,062		(102,041)	(180,995)

Income taxes	10,358	89,257		-	99,615

Net income (loss) before
extraordinary item	(311,374)	132,805		(102,041)	(280,610)

Extraordinary item	114,532	-		-	114,532

Net income (loss)	$(196,842)	$132,805		$(102,041)	$(166,078)

Basic and diluted net income (loss)
per common share:
Net income (loss) before extraordinary item	$(.00)	$132.81			$(.00)
Extraordinary item	-	-			-

Net income (loss)	$(.00)	$132.81			$(.00)

Shares used to compute basic and
diluted net income (loss) per common share	79,792,001	1,000	(b)	(1,000)	79,792,001

See notes to pro forma combined statements of operations.

BUCKEYE VENTURES, INC. AND SUBSIDIARIES
Pro Forma Combined Statements of Operations
For the Nine Months Ended September 30, 2006
(Unaudited)

	Buckeye
	Ventures, Inc.	Energy		Pro Forma	Pro Forma
	and Subsidiaries	King, Inc.		Adjustments	Combined

Net sales	$3,889,008	$4,120,389		$-	$8,009,397

Cost of sales	2,464,469	2,008,225		-	4,472,694

Gross profit	1,424,539	2,112,164		-	3,536,703

Selling, general and administrative
expenses	2,074,753	2,357,965		-	4,432,718

Income (loss) from operations	(650,214)	(245,801)		-	(896,015)

Interest income	3,574	-		-	3,574

Interest expense	(46,598)	(19,158	) (a)	(145,849)	(211,605)

Income (loss) before income taxes	(693,238)	(264,959)		(145,849)	(1,104,046)

Income taxes (benefit)	-	(104,130)		-	(104,130)

Net income (loss)	$(693,238)	$(160,829)		$(145,849)	$(999,916)

Basic and diluted net income (loss)
per common share	$(.01)	$(160.83)			$(.01)

Shares used to compute basic and
diluted net income (loss) per
common share	94,347,078	1,000	(b)	(1,000)	94,347,078

See notes to pro forma combined statements of operations.

BUCKEYE VENTURES, INC. AND SUBSIDIARIES

Notes to Pro Forma Combined Statements of Operations
For the Period June 24, 2005 (Inception) to December 31, 2005 and
For the Nine Months Ended September 30, 2006
(Unaudited)

Note 1 - Basis of Presentation

On September 28, 2006, Buckeye Ventures, Inc. acquired Energy King, Inc. for $4,255,624, including $3,900,000 in promissory notes, secured solely by the shares of Energy King common stock, $100,409 which Buckeye Ventures, Inc. agreed to pay on behalf of Energy King in settlement of an obligation of Energy King to the State of California, and the guarantee of payment of an Energy King note payable to a third party in the amount of $255,215. The purchase price is subject to a Purchase Price Adjustment Amount reduction (not to exceed $2,000,000) equal to 5 times the EBIT (income before interest income, extraordinary gains, gains from the sale of assets other than inventory sold in the ordinary course of business, interest expense, and income taxes) Deficit (amount less than the $700,000 EBIT Target) for the year ended December 31, 2007 (the First Measurement Period), or if elected by the Energy King Stockholders’ Representative, for the year ended December 31, 2008 (the Second Measurement Period).

The following is a summary of the terms of the promissory notes, both of which bear interest at the rate of 5% per annum: (i) a promissory note  in the amount of $2,925,000 payable to Varin Larson and Deanna Larson, former principal shareholders of Energy King,  $1,500,000 of which is convertible into shares of the Company's common stock through  the maturity date of September 30, 2008, subject to an extension of the maturity date until September 30, 2009 with the consent of the Larsons; and (ii) a promissory note in the amount of $975,000 payable to Alan Hardwick, the other former principal shareholder of Energy King,   $500,000 of which is also convertible into shares of the Company's common stock   before the September 30, 2008 maturity date, also subject to an extension until September 30, 2009 with the consent of Hardwick.

Both notes provide that if conversion is prior to December 31, 2007, the conversion price is $0.25 per share, which would result in the issuance of 8,000,000 shares if the entire convertible portion of the notes is converted, and if the conversion is after December 31, 2007, the conversion price is $0.35, which would result in the issuance of 5,714,286 if the entire convertible portion of the notes is converted. The interest on the conversion portion of the notes is accrued and payable at any time up to the maturity date and may be paid, at the Company’s option, in shares of the Company’s common stock. Both notes may be prepaid by the Company in whole or in part at anytime without penalty. The note holders have been indemnified by the Company against any actions taken by the Company which would otherwise reduce the initial $0.25 per share conversion price, adjusted for any repayments up to that action.

The accompanying pro forma combined statements of operations (unaudited) have been presented as if the acquisition took place on June 24, 2005. The pro forma information is not necessarily indicative of the results that would have been reported had the acquisition actually occurred on June 24, 2005, nor is it intended to project results of operations for any future period.

Note 2 - Pro Forma Adjustments

The pro forma adjustments to the combined statements of operations (unaudited) are as follows:

(a) to reflect interest expense on the $3,900,000 notes payable - $102,041 for the period June 24, 2005 to December 31, 2005 and $145,849 for the nine months ended September 30, 2006.

(b) to adjust to the number of shares used for Buckeye Ventures, Inc. and subsidiaries; no shares were issued in the acquisition and the effect of the assumed conversion of convertible notes payable on diluted net loss per common share is anti-dilutive.

MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

Business of Energy King, Inc.

Energy King General. Energy King, incorporated in California under the name I.T.E.S. Service Corporation on February 2, 1988, has been engaged in heating, ventilation and air conditioning (HVAC) business in the Sacramento, CA metropolitan market and contiguous suburban markets for 19 years. Energy King's facilities are located at 1717 Kathleen Avenue, Sacramento, CA 95815. Energy King offers HVAC replacement and renovation services to residential customers, which services to date have generated all of Energy King's revenues. Energy King had revenues of approximately $5.9 million in 2006, approximately 90% of which were derived from residential customers and 10% from other categories. The greater Sacramento, CA market has a population of more than 1 million persons and has approximately 250,000 residential households. Based upon anticipated growth in the Sacramento, CA market together with the financial and management resources of the Company, we estimate that Energy King will generate revenues of approximately $7 million in 2007 or an increase of approximately 19%.

Competition. As with the HVAC/plumbing service industry nationally, competition in the Sacramento, CA is highly fragmented with many competing small and mid-sized owner-operated private companies. There are approximately 200 HVAC service providers competing in the Sacramento market including both corporate and sole proprietor operations most of which are local companies serving residential customers. However, we also compete with two national operations that also serve the residential market: Service Experts, a subsidiary of Lennox International, Inc., a large public HVAC provider; and One Hour Air Conditioning, a private HVAC provider serving the residential market nationally. Energy King expects that it will be required to compete with other HVAC service companies that operate in several California markets as well as in other western states and nationally, many of which have far longer operating histories and far greater financial, personnel and other resources. Several competitors have grown their businesses through acquisition programs similar to our acquisition plan and we expect that we will face competition in pursuing desirable acquisition candidates. We expect that we may also compete in the future with companies that will offer customers a greater range of services than we provide or who may have lower overhead cost structures, and therefore would be able to provide comparable services at lower rates. We may also face competition from former employees of our Sacramento CA operations, as well as our Boston operation, who are familiar with our current and future employees, customers, pricing structure and operational practices. Further, due to the fragmented nature of the industry and relatively low barriers to entry, additional competitors, including companies that offer other home improvement services in addition to HVAC/Plumbing services, may emerge that have greater access than the Company to capital, personnel, marketing and technological resources.

Principal Suppliers. At present, Energy King, our Sacramento, CA area subsidiary, primarily offers Amana air conditioning and heating equipment as their primary replacement product line. In addition, Energy King uses Goodman Manufacturer and Johnstone Supply as vendors. There are no agreements in place which require minimum purchases or which preclude Energy King from purchasing equipment or materials from other vendors. Energy King purchases other related HVAC materials and supplies from Energy King as there are many vendors supplying similar materials and supplies in the open market.

Trademarks. The Company currently owns the trademark rights as registered with the United States Patent and Trademark Office to the name “Energy King,” and various derivations thereof, along with the phrase, ”Who’s the King of your Castle?.” The Company intends to file additional trademark applications in the future in connection with its Energy King business. The Company regards trademarks as an important factor in the development and marketing of its operations and business strategy. The Company's policy is to pursue registration of its trademarks whenever possible.

Employees. At December 31, 2006, Energy King had 25 employees, including its two executive officers, Varin Larson and Alan Hardwick. None of Energy King's employees are represented by a collective bargaining agreement and Energy King believes that its relationship with its employees is satisfactory.

Insurance. The Company maintains general liability, workers compensation, property and employment practices liability for each of its subsidiaries. The costs of insurance coverage vary, and the availability of certain coverage has fluctuated in recent years. Energy King maintains liability insurance of $1 million per occurrence and $2 million aggregate. The Company believes that it present insurance coverage and the insurance coverage applicable to Energy King’s business is adequate for its current operations. There can be no assurance that the coverage is sufficient for all future claims or will continue to be available in adequate amounts or at reasonable rates.

Description of Property. Energy King leases a 4,000 square foot facility at 1717 Kathleen Avenue, Sacramento, CA 95815, on a month-to month basis, at a monthly rental of $2,700. Energy King is currently under negotiations to enter into a new long-term lease for these facilities and believes that it will be able to successfully complete lease negotiations at satisfactory terms and conditions. The existing Energy King facilities are adequate for the foreseeable future.

Management's Discussion and Analysis of Financial Conditions and Results of Operations of Energy King, Inc.

Results of Operations

Three Months Ended September 30, 2006 Compared to Three Months Ended September 30, 2005.

Revenues. Energy King's revenues decreased to $1,445,963 for the three months ended September 30, 2006 from $1,663,637 for the three months ended September 30, 2005. The decrease was mainly due to seasonal factors.

Cost of Sales. Cost of sales was $696,863 for the three months ended September 30, 2006 as compared to $824,395 during the same period in the prior year.

Selling and Administrative. Selling and administrative expenses increased to $819,335 for the three months ended September 30, 2006 from $666,750 for the three months ended September 30, 2005.

Net Income (Loss). As a result of the foregoing, Energy King had a net loss of $46,644 for the three-month periods ended September 30, 2006 and a net income of $99,466 for the three-month periods ended September 30, 2005.

Liquidity and Capital Resources

Energy King had current assets of $533,042 at September 30, 2006 compared to current assets of $552,684 at June 30, 2006. Energy King's current liabilities at September 30, 2006, were $929,865 compared to $726,928 at June 30, 2006. Energy King had negative working capital at September 30, 2006 of $396,824 compared to negative working capital of $174,244 at June 30, 2006. At September 30, 2006, Energy King had total assets of $913,442 compared to total assets of $903,313 at June 30, 2006.

Energy King's total liabilities at September 30, 2006 were $1,050,604 compared to $993,831 at June 30, 2006.

During the three-months ended September 30, 2006, net cash provided by operating activities was $84,658 compared to $61,882 during the same period in the prior year. Our positive cash flow from operating activities during the three-month period ended September 30, 2006 was primarily attributable to a one time payment related to a settlement payment.

Net cash used in investing activities during the three-months ended September 30, 2006 was $26,913 compared to $930 during the same period in the prior year. Net cash used in financing activities was $3,262 during the three-months period ended September 30, 2006 compared to 7,241 in the first quarter of 2005.

There are no limitations in the Company's articles of incorporation on the Company's ability to borrow funds or raise funds through the issuance of restricted common stock to raised funds. The Company's limited resources and lack of having cash-generating business operations may make it difficult to borrow funds or raise capital. If the Company is unable to borrow funds or raise funds through the issuance of restricted capital stock it may have a material adverse effect on the Company's financial condition and future prospects, including the ability to complete potential business combinations. To the extent that debt financing ultimately proves to be available, any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, including debt of an acquired business.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 2, 2007, certain information regarding the ownership of the Company’s Common Stock by each director and executive officer of the Company, each person who is known to the Company to be a beneficial owner of more than 5% of any class of the Company’s voting stock, and by all officers and directors of the Company as a group. Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of all classes of the Company common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of February 2, 2007 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 98,548,618 shares of the Common Stock issued and outstanding as of February 2, 2007.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Alan J. Mintz, Chairman of the Board and CEO	32,231,054	32.7%
Common Stock	Paul D. Hancock, Vice Chairman of the Board	9,805,384	9.9%
Common Stock	Larry Weinstein, Secretary and Director	32,231,052	32.7%
Common Stock	Larry Epstein, Esq., Director	405,333	*
Common Stock	Al Roach, Jr., Esq., Director	0	*
Common Stock	Adam Taylor, Director	40,000	*
Common Stock	Randy Eakin, CPA, Director	0	*
All Officers and Directors as a group (7 persons)		74,712,823	75.8%
* less than one percent
(1) The address for the named beneficial owners, directors and officers is c/o Buckeye Ventures, Inc., 4455 Lamont Street, Suite 3, San Diego, CA 92109

CHANGE IN CONTROL

None.

NOTICE TO SHAREHOLDERS OF ACTION APPROVED BY CONSENTING SHAREHOLDERS

The following action was taken based upon the unanimous recommendation of the Company’s Board of Directors (the "Board") and the written consent of the consenting shareholders as set forth in Exhibit A:

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

The Board and the consenting shareholders have adopted and approved an amendment to increase the number of our authorized shares of common stock, par value $0.001 per share, from 100,000,000 shares to 150,000,000 shares and to increase the number of our authorized shares of preferred stock, par value $0.01 per share, from 1,000,000 to 3,000,000 shares (collectively, the "Authorized Share Increase"). The amendment was adopted primarily in anticipation of providing the Company with the capital structure that would facilitate any potential future acquisitions. The Board resolutions and stockholder consents approving the amendment are attached hereto as Exhibit A.

The Authorized Share Increase will be implemented by filing an Amended Articles of Incorporation with the Division of Corporations of the State of Michigan. Under federal securities laws, the Company cannot file the Amended Articles of Incorporation until at least 20 days after the mailing of this Information Statement.

As of the record date, the authorized number of shares of the Company’s preferred stock is 1,000,000 shares and the number of authorized shares of the Company's common stock is 100,000,000 shares. The Board and the consenting shareholders believe that additional authorized shares of preferred stock and common stock is in Buckeye’s best interest as the additional shares will be issued for acquisitions, raising of additional equity capital or other financing activities, stock dividends or other such purposes. The future issuance of additional shares of preferred stock and common stock on other than a pro rata basis to existing shareholders will dilute the ownership of the current shareholders, as well as their proportionate voting rights. The new shares of preferred stock that will be authorized by the amendment may be issued in one or more classes or series, having such designations, preferences, privileges and rights as the Board may determine from time to time.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any instruments or the Articles of Incorporation, as amended or the Bylaws of Buckeye in effect on the date of this Information Statement, Buckeye shareholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Buckeye or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by the provisions of the Michigan Business Corporation Act with respect to a merger or other business combination involving Buckeye.

EXHIBIT A

JOINT WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

AND

MAJORITY SHAREHOLDERS

OF

BUCKEYE VENTURES, INC.

a Michigan Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding common stock and preferred stock of Buckeye Ventures, Inc., a Michigan corporation (the "Corporation"), acting pursuant to the authority granted by the provisions of the Michigan Business Corporation Act and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of January 2, 2007.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation to increase the number of authorized shares of preferred stock from 1,000,000 to 3,000,000, par value $0.01 per share, and to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000, par value $0.001 per share; and

WHEREAS, the Board deems that the above amendment to the Articles of Incorporation is in the best interests of the Corporation and its shareholders.

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Corporation be amended as follows:

Changing Article THIRD so that, as amended, said Article shall be and read as follows:

"This Corporation is authorized to issue two classes of stock to be designated, respectively, preferred stock and common stock. The total number of shares of capital stock that the Corporation is authorized to issue is 153,000,000 shares consisting of 150,000,000 shares of common stock and 3,000,000 shares of preferred stock. The total number of shares of common stock the Corporation shall have the authority to issue is 150,000,000, par value $0.001 per share. The total number of shares of preferred stock that the Corporation shall have the authority to issue is 3,000,000, par value $0.01 per share. The Corporation’s capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors.

The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of preferred stock from time to time in one or more series, and by filing a certificate pursuant to the provisions of the Michigan Business Corporation Act, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted by the provisions of the Michigan Business Corporation Act.

All capital stock of this Corporation, whether common stock or preferred stock, shall be issued only upon the receipt of the full consideration fixed for the issuance of such capital stock. Such stock, once issued, shall be fully paid and nonassessable.

No holder of shares of any class of capital stock of this corporation shall have: (1) any preemptive right to subscribe for or acquire additional shares of this Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized; or (2) any right to acquire any shares which may be held in the treasury of this corporation. All such additional or treasury shares may be issued or reissued for such consideration, at such time, and to such persons as the Board of Directors may from time to time determine.

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Division of Corporations of the State of Michigan, the Amended Articles of Incorporation, in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent of the Board of Directors and Majority Consenting Common And Preferred Shareholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholder of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

The Board of Directors unanimously authorized and approved the above Articles of Amendment to the Corporation's Articles of Incorporation. The directors that executed this Joint Consent are: /s/ Alan J. Mintz, /s/ Larry Weinstein, /s/ Paul D. Hancock, /s/ Randy Eakin, /s/ Larry Epstein, /s/ Alfred Roach, Jr. and /s/ Adam Taylor, constituting the entire Board of Directors of the Corporation.

Majority Consenting Shareholders
Names	Number of Common Shares	Percentage	Number of Preferred Shares	Percentage
/s/ Alan J. Mintz	32,231,054	32.7	398,435	39.9%
/s/ Larry Weinstein	32,231,052	32.7	398,434	39.9%
/s/ Paul D. Hancock	9,805,384	9.9	-0-	0.00%
Total Consenting Shares	74,267,490	75.3%	796,869	79.8%